CITICORP AND SUBSIDIARIES
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)

                                                                  YEAR ENDED DECEMBER 31,
                                              ----------------------------------------------------------------
EXCLUDING INTEREST ON DEPOSITS:                 1997         1996         1995         1994            1993
                                              ------       ------       ------       ------          ------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                  3,468        3,435        4,110        5,906           6,324
     INTEREST FACTOR IN RENT EXPENSE             159          150          140          143             147
     DIVIDENDS--PREFERRED STOCK                  223          261          553       505 (A)            465
                                              ------       ------       ------       ------          ------
        TOTAL FIXED CHARGES                    3,850        3,846        4,803        6,554           6,936
                                              ------       ------       ------       ------          ------

INCOME:
     NET INCOME                                3,591        3,788        3,464       3,422 (B)       1,919 (C)
     INCOME TAXES                              2,131        2,285        2,121        1,189             941
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                       3,627        3,585        4,250        6,049           6,471
                                              ------       ------       ------       ------          ------
        TOTAL INCOME                           9,349        9,658        9,835       10,660           9,331
                                              ======       ======       ======       ======          ======

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS             2.43         2.51         2.05         1.63            1.35
                                              ======       ======       ======       ======          ======

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                         13,081       12,409       13,012       14,902          16,121
     INTEREST FACTOR IN RENT EXPENSE             159          150          140          143             147
     DIVIDENDS--PREFERRED STOCK                  223          261          553          505(A)          465
                                              ------       ------       ------       ------          ------
        TOTAL FIXED CHARGES                   13,463       12,820       13,705       15,550          16,733
                                              ------       ------       ------       ------          ------

INCOME:
     NET INCOME                                3,591        3,788        3,464       3,422 (B)       1,919 (C)
     INCOME TAXES                              2,131        2,285        2,121        1,189             941
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                      13,240       12,559       13,152       15,045          16,268
                                              ------       ------       ------       ------          ------
        TOTAL INCOME                          18,962       18,632       18,737       19,656          19,128
                                              ======       ======       ======       ======          ======

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS             1.41         1.45         1.37         1.26            1.14
                                              ======       ======       ======       ======          ======

(A)   CALCULATED ON A BASIS OF AN ASSUMED TAX RATE OF 29% FOR 1994.
(B) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1994 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS No. 112, "EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT BENEFITS", OF $(56) MILLION.
(C) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1993 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 109, "ACCOUNTING FOR INCOME TAXES", OF $300 MILLION.